UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55617

Maryland	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2017, William H. Brownfield, an independent director, member of the Nominating and Corporate Governance Committee and the Audit Committee, and member and Chairman of the Compensation Committee of the Board of Directors (the “Board”) of Strategic Storage Trust II, Inc. (the “Registrant”), resigned from such positions. Mr. Brownfield’s decision to resign from the Board and committees was not the result of any disagreement with the Registrant on any matter relating to the operations, policies or practices of the Registrant or its management.

On April 4, 2017, in accordance with the Registrant’s bylaws and charter, the Board decreased the size of the Board from six directors to five directors. Also on April 4, 2017, the Board appointed Timothy S. Morris, one of the Registrant’s independent directors and a member of the Compensation Committee of the Board, as Chairman of the Compensation Committee, to fill the vacancy left by Mr. Brownfield’s resignation from that position.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: April 6, 2017	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer